UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2022

Hoth Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38803	82-1553794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1 Rockefeller Plaza, Suite 1039

New York, New York 10020

(Address of principal executive offices, including ZIP code)

(646) 756-2997

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	HOTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2022, the board of directors (the “Board”) of Hoth Therapeutics, Inc. (the “Company”) increased the size of the Board to five members and appointed Jeff Pavell, D.O., as a member of the Board to fill the vacancy created by the increase in the size of the Board. In addition, effective as of December 7, 2022, David Sarnoff resigned as a member of the compensation committee of the Board (“Compensation Committee”), and Dr. Pavell was appointed as a member of the Compensation Committee to fill the vacancy created by Mr. Sarnoff’s resignation.

Since January 2017, Dr. Pavell, age 55, has served as Chief of Rehabilitation Medicine at Englewood Health, and since November 2021, he has been on the teaching staff at New York-Presbyterian. In addition, since December 2020 he has been on the teaching staff at Hackensack Meridian School of Medicine at Seton Hall. Furthermore, since 2010, Dr. Pavell has served as a partner at Patient Care Associates, an outpatient surgical center, and since 2002, he has served as a Partner at the Physical Medicine and Rehabilitation Center, a private medical practice serving patients with spine, sports and occupational injuries. Dr. Pavell is a Board Certified physician specializing in the field of physical medicine and rehabilitation. Dr. Pavell is also certified in pain medicine and specializes in the most advanced non-operative treatments for spine, sports and interventional pain medicines. Dr. Pavell received his bachelor of arts from Johns Hopkins University and his D.O. degree with honors from the New York College of Osteopathic Medicine. Since January 2021, Dr. Pavell has served as a member of the board of directors of  FoxWayne Enterprises Acquisition Corp. (Nasdaq: FOXW) (“FoxWayne”) as well as chairman of the audit committee of FoxWayne and a member of the compensation committee of FoxWayne. Furthermore, since September 2022, Dr. Pavell has served as a director of Silo Pharma, Inc. (Nasdaq: SILO) (“Silo”) as well as a member of the audit committee, compensation committee and chair of the nominating and corporate governance committee of Silo. The Company believes that Dr. Pavell is qualified to serve as a director of the Company due to his extensive experience practicing in the healthcare industry as well as his prior experience serving as a director for other public companies.

There is no arrangement or understanding between Dr. Pavell and any other persons pursuant to which Dr. Pavell was selected as a director. There are no related party transactions involving Dr. Pavell that are reportable under Item 404(a) of Regulation S-K.

On December 9, 2022 (the “Separation Date”), the employment of Stefanie Johns as Chief Scientific Officer of the Company ceased. On the Separation Date, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Dr. Johns pursuant to which Dr. Johns shall (i) receive six months of base salary, subject to applicable withholdings and deductions and (ii) be entitled to continue any benefits (the “Benefits”) under Company sponsored health and medical plans for a period of six months from the Separation Date; provided, however, in the event that Dr. Johns obtains benefits that are equivalent to or greater than the Benefits provided by the Company through an alternative source prior to the end of such six month period, the Company’s obligation to provide the Benefits shall cease. Furthermore, pursuant to the Separation Agreement, Dr. Johns agreed to release and discharge the Released Parties (as defined in the Separation Agreement) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, actions, causes of action, whether accrued or to be accrued, suits, rights, demands, costs, losses, debts and expenses of any nature whatsoever, whether in law or in equity, whether known or unknown and under any legal theory whatsoever, against the Released Parties through the Separation Date.

The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On December 12, 2022, Dr. Johns joined the Company’s Scientific Advisory Board and will continue to consult and monitor the Company’s pipeline development in such role.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2022, shareholders of the Company approved an increase to the number of authorized shares of the Company’s common stock from 3,000,000 shares to 50,000,000 shares as set forth below. On December 13, 2022, the Company filed a Certificate of Amendment (the “Amendment”) to its Articles of Incorporation, as amended, to increase its authorized shares of common stock from 3,000,000 shares to 50,000,000 shares.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 12, 2022,  the Company held its 2022 special meeting of shareholders (the “Special Meeting”) for the purpose holding a shareholder vote on Proposal 1 set forth below. A total of 551,003 shares of the Company’s common stock and 2,000,000 shares of the Company’s Series B Preferred Stock, constituting a quorum, were represented in person or by valid proxies at the Special Meeting. As previously described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on November 14, 2022 (the “Proxy Statement”), the holder of record of the 2,000,000 outstanding shares of the Company’s Series B Preferred Stock was entitled to 20,000,000 votes, had the right to vote only on Proposal 1, and such votes were counted in the same proportion as the shares of the Company’s common stock voted on Proposal 1. Holders of the Company’s common stock were entitled to one vote per share on Proposal 1.

Proposal 1. At the Special Meeting, the shareholders approved an increase to the number of authorized shares of the Company’s common stock from 3,000,000 shares to 50,000,000 shares. The result of the votes to approve the increase in authorized shares of the Company’s common stock was as follows:

For	Against	Abstain
11,881,817	8,665,496	3,690

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment
10.1+	Separation Agreement and General Release by and between the Company and Stefanie Johns dated December 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2022	Hoth Therapeutics, Inc.

/s/ Robb Knie
Robb Knie
Chief Executive Officer